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                                                                   EXHIBIT 11(b)


Steven R. Suleski
Vice President
Office of General Counsel
Phone:   608.231.7653
Fax:     608.236.7653
E-mail:  steve.suleski@cunamutual.com

                                 January 2, 2008

Board of Directors
CUNA Mutual Insurance Society
2000 Heritage Way
Waverly, Iowa 50677

         Re:  CUNA Mutual Insurance Society
              CUNA Mutual Variable Life Insurance Account (File No. 811-03915)
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Ladies and Gentlemen:

1. In my capacity as Vice-President of CUNA Mutual Insurance Society ("CMIS"), I have participated in the preparation and review of this Registration Statement on Form N-6 filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, for the registration of flexible premium variable life insurance policies (the "Policies") to be issued with respect to CUNA Mutual Variable Life Insurance Account (the "Account"). The Account was established effective August 16, 1983, by the Board of Directors of CMIS as a separate account for assets applicable to the Policies, pursuant to the provisions under Iowa Insurance Code Section 508.32.

2. The Account is a separate account of CMIS validly existing pursuant to Iowa law and the regulations issued thereunder.

3. The assets of the Account are and will be owned by the Company. To the extent so provided under the Policies, that portion of the assets of the Account equal to the reserves and other contract liabilities with respect to the Account will not be chargeable with liabilities arising out of any other business that the Company may conduct.

4. The Policies, when issued as contemplated by the Registration Statement, will be legal and binding obligations of CMIS in accordance with their terms.

         In arriving at the foregoing opinion, I have made such examination of law and examined such records and other documents as I judged to be necessary or appropriate.

         I hereby consent to the filing of this opinion as an exhibit to the above referenced Registration Statement.

                                             Sincerely,

                                             /s/ Steven R. Suleski

                                             Steven R. Suleski
                                             Vice-President